Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(303,326,400)
Unrealized Gain (Loss) on Market Value of Futures	(57,365,860)
Interest Income	1,010,392
ETF Transaction Fees	42,000
Total Income (Loss)	$(359,639,868)

Expenses
Investment Advisory Fee	$380,154
Brokerage Commissions	163,335
SEC & FINRA Registration Fees	57,225
NYMEX License Fee	24,571
Legal Fees	16,265
Audit Fees	16,150
K-1 Tax Expense	12,438
Non-interested Directors' Fees and Expenses	11,774
Total Expenses	$681,912
Net Gain (Loss)	$(360,321,780)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/08	$1,623,564,006
Additions (17,800,000 Units)	1,074,521,512
Withdrawals (24,200,000 Units)	(1,582,228,546)
Net Gain (Loss)	(360,321,780)

Net Asset Value End of Period	$755,535,192
Net Asset Value Per Unit (13,600,000 Units)	$55.55

To the Limited Partners of the United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2008 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer United States Commodity Funds LLC, General Partner of the United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502